eSYNCH CORPORATION.
                            (a Delaware Corporation)
                                    29 Hubble
                            Irvine, California 92618
                  (Principle Executive Offices of the Company)


                              INFORMATION STATEMENT

                  DATE FIRST MAILED TO SHAREHOLDERS OF RECORD:
                                February 15, 2002

WE  ARE  NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the shareholders of record of eSynch Corporation, a Delaware corporation (the "Company"), as of January 14, 2002, pursuant to the requirements of Regulation 14C under the Securities Exchange Act 1934, as amended. Certain shareholders having more than fifty percent (50%)of the total voting shares of the Company have provided their written consent to the proposed actions as set forth within this Information Statement, which actions shall take effect no sooner than 14 calendar days following the mailing of the herein Information Statement. The certain shareholder's written consents cover the following shareholder actions:


(i) an Action by Written Consent dated January 30, 2002, of the Stockholders of the Company on the amendment to the Articles of Incorporation of the company, as amended, to increase the number of common shares authorized for issuance from 50,000,000 to 250,000,000;


A copy of the Written Consents are attached as Exhibit "A" to this Information Statement.

Management of the Company is utilizing the Written Consents in order to save expense and time.

Certain shareholders of the Company having more than fifty percent (50%) of the issued and outstanding shares of the Company's common stock (the "Common Stock") and Series J Preferred stock (Series J Stock) have provided written consents to
(1) increase the number of shares authorized for issuance. See "Vote Required"; "Other Information Regarding the Company - Security Ownership of Certain Beneficial Owners and Management"; and "Directors and Executive Officers". See "Matters Set Forth in the Written Consents".

Shareholders of record at the close of business on January 14, 2002 are being furnished copies of this Information Statement. The principal executive office of the Company is located at 29 Hubble, Irvine, California 92618, and the Company's telephone number is (949) 727-3233.

                    MATTERS SET FORTH IN THE WRITTEN CONSENTS

The  Written  Consents  contain:

(i) A Resolution dated January 30, 2002, to amend the Articles of Incorporation of the Company, as amended, to increase the number of common shares authorized for issuance from 50,000,000 to 250,000,000.

Shareholders representing 56.96% of the votes of the currently issued and outstanding shares of Common Stock and Series J Preferred Stock, have executed the Written Consents, thereby ensuring the increase of the number of shares authorized for issuance. See "Other Information Regarding The Company
-  Security  Ownership  of  Certain  Beneficial  Owners  and  Management."

Set forth below is a table of the stockholders who have executed the Written Consents and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholders as of January 14, 2002:





                                                                  # of Common  Votes/ Common
                                                                  -----------  -------------

Common . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Shr.s        Shr.           Common Votes  % of Total Votes
----------------------------------------------------------------  -----------  -------------  ------------  -----------------
Total Common Issued and Outstanding Votes Possible . . . . . . .                                49,747,005
Votes by Written Consent For Increase in Issue-able Common Stock
Beneficial  Owner
----------------------------------------------------------------
LightLine Limited. . . . . . . . . . . . . . . . . . . . . . . .    9,000,000              1     9,000,000             12.15%
Manchester Asset Management. . . . . . . . . . . . . . . . . . .    1,627,438              1     1,627,438              2.20%
Gilston Corporation. . . . . . . . . . . . . . . . . . . . . . .    1,627,438              1     1,627,438              2.20%
John Vasquez . . . . . . . . . . . . . . . . . . . . . . . . . .    1,600,000              1     1,600,000              2.16%
David Lyons. . . . . . . . . . . . . . . . . . . . . . . . . . .    1,000,000              1     1,000,000              1.35%
Tom Hemingway. . . . . . . . . . . . . . . . . . . . . . . . . .      946,438              1       946,438              1.28%
Dick Hutt. . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,032,806              1     1,032,806              1.39%
Jim Budd . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,018,300              1     1,018,300              1.37%
  Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17,852,420              1    17,852,420             24.09%
----------------------------------------------------------------  -----------  -------------


                                                                   # of Pref   Votes/Pref  Number of Pref
                                                                   ----------  ----------  --------------

Preferred Series J. . . . . . . . . . . . . . . . . . . . . . . .     . Shr.s     . Shr.*       . Votes    % of Total Votes
-----------------------------------------------------------------  ----------  ----------  --------------  -----------------
Total Series J Preferred Issued & Outstanding Votes Possible. .                             .  24,352,209
Votes by Written Consent For Increase in Issue-able Common Stock
Beneficial  Owner
Manchester Asset Management . . . . . . . . . . . . . . . . . . .          32  366,198.63      11,718,356             15.81%
Gilston Corporation . . . . . . . . . . . . . . . . . . . . . . .           5  366,198.63       1,830,993              2.47%
Triton Private Equity Fund L.P. . . . . . . . . . . . . . . . . .          17  366,198.63       6,225,377              8.40%
Intercoastal Financial Services . . . . . . . . . . . . . . . . .        12.5  366,198.63       4,577,483              6.18%
                                                                                                           -----------------
  Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        66.5  366,198.63      24,352,209             32.86%
-----------------------------------------------------------------  ----------


Total Votes Possible (Both Common and Series J Preferred) . . . . . . . . . . . . . . . . . .  74,099,214
Total Votes by Written Consent For Increase in Issue-able Common Stock                         42,204,629             56.96%




* Please note that the number of votes per share (366,199) granted, of Series J preferred stock is based on the number of shares of Common (366,199) that each share of Series J preferred stock could be converted to on the date of record, January 14, 2002.
(1) Messrs. Hemingway, Lyons, Hutt, and Budd are officers and Directors of eSynch Corporation.

                                  VOTE REQUIRED

Counterpart copies of the Written Consents evidencing a majority of the outstanding shares of Common Stock, must be received by the Company within sixty days of the earliest dated consent delivered by the Company in order to effectuate the matters set forth therein. As of January 30, 2002 (the dates of the Written Consents), 49,747,005 shares of Common Stock were issued and outstanding with votes of 49,747,005 and 66.5 Series J Preferred shares were issued and outstanding with votes of 24,352,209 totaling 74,099,214 votes thus, Stockholders representing no less than 37,049,607 votes from Common Stock and Series J Preferred were required to execute the Written Consents to effect the matter set forth therein. As discussed under "Matters Set Forth in the Written Consents," shareholders owning approximately 42,204,629 votes, or 56.96% of the votes of Common Stock and Series J Preferred, have executed the Written Consents and delivered them to the Company as required by law within the 60 day period, thereby ensuring the increase of the number of shares authorized for issuance.




                     OTHER INFORMATION REGARDING THE COMPANY


SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth to the best of the Company's knowledge the number of shares beneficially owned as of January 14, 2002, by (i) each of the current Executive Officers and Directors of the Company (ii) each person
(including any "group" as that term is defined in Section 13(d)(3) of the Exchange Act) who beneficially owns more than 5% of the Common Stock, and
(iii)  all  current  Directors  and  officers  of  the  Company  as a group. (1)



                                               SHARES  BENEFICIALLY  OWNED
                                               -------------------------
                                           COMMON                  PREFERRED
                                           ------                  ---------


NAME OF BENEFICIAL OWNER             NUMBER     PERCENT      NUMBER    PERCENT
------------------------             ------     -------      ------    -------



Thomas Hemingway(1)                  1,900,333     10.9%         0          0%
James H. Budd(2)                     1,405,300      8.1%         0          0%
T. Richard Hutt(3)                   1,409,738      8.1%         0          0%
David Lyons(4)                       1,036,700      0.2%         0          0%
Robert Orbach(5)                        32,684      0.2%         0          0%
All Directors and Executive Officers
as a group (5 Persons)(8)            5,784,755     11.6%         0          0%


(1) Includes 842,500 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable. Includes 111,395 shares owned by Ms. Detra Mauro Hemingway, the spouse of Mr. Hemingway.
(2) Includes 387,000 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.
(3) Includes 376,932 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.
(4) Includes 36,700 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.
(5) Includes 25,000 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.



DIRECTORS  AND  EXECUTIVE  OFFICERS


NAME                    POSITION(S) WITH THE COMPANY               AGE
----------------------------------------------------------------------



Thomas Hemingway        Chairman and Chief Executive Officer        44
David Lyons             Director and President                      51
T. Richard Hutt         Director, Vice President and                61
                        Secretary/Treasurer
James H. Budd           Director and Vice President                 59
Robert Orbach(1)        Director                                    48


Thomas  Hemingway
-----------------

On August 5, 1998, Mr. Hemingway became the Chief Executive Officer and Chairman of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark Corporation, a California corporation ("Intermark"), and Intermark's securityholders upon the consummation of that transaction. A co-founder of Intermark, from October 1995 to the present Mr. Hemingway served as Chief Executive Officer and in other senior management positions at Intermark, a software publishing, sales and marketing company. From August 1994 to September 1995, Mr. Hemingway operated a consulting business specializing in software sales and marketing. From January 1994 to July 1994, Mr. Hemingway was chief operating officer at Ideafisher Systems, an artificial intelligence associative processing software company. From August 1993 to December 1993, Mr. Hemingway was serving as a consultant with L3, an edutainment software company. From January 1993 to July 1993, Mr. Hemingway was involved in computer-related consulting in the capacity of chief executive officer of Becker/Smart House, LV, a home automation enterprise. In 1992, Mr. Hemingway was involved in making private investments in various industries. Previously, from 1987 to 1991, Mr. Hemingway founded and served as president of Intellinet Information Systems, a provider of network services and systems. Earlier in his career, Mr. Hemingway was a founder of Omni Advanced Technologies, a research and development firm developing products for the computer and communications industry.

David  Lyons
------------

Mr. Lyons was appointed to the Board of Directors in January 2000 and was appointed President in February 2001. From 1997 into 2000, Mr. Lyons served as Vice President - Acquisitions, Eastern Region, for Expanets, Inc., a start-up consolidation venture financed by Northwestern Corp. (NYSE:NOR) to acquire telecommunications voice and data companies. From 1996 to 1997, Mr. Lyons was employed by Extel Communications, Inc., a telecommunications installation and maintenance company, as Executive Vice President, Acquisitions. From 1992 to 1996, Mr. Lyons served as a principal in the Sherman Investment Group, Inc., a Merchant Banking Company which invests in and provides managerial assistance to medium sized public and private companies. Prior to 1996, Mr. Lyons was Chairman and CEO of Amnex, Inc., an operator service and long distance company. Mr. Lyons previously served as a member of Board of Directors from October 27, 1998 to November 15, 1999.

James  H.  Budd
---------------

Mr. Budd was elected to the Board of Directors on October 27, 1998. In August, 1998, Mr. Budd became a Vice President of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark and Intermark's securityholders. A co-founder of Intermark, from October 1995 to the present Mr. Budd has served as Vice President of Marketing and in other executive capacities of Intermark, a software publishing, sales and marketing company. From August 1994 to September 1995, Mr. Budd operated a consulting business specializing in software sales and marketing. From March 1994 to July 1994, Mr. Budd was vice president of marketing at Ideafisher Systems, an artificial intelligence / ssociative processing software company. From November 1993 to February 1994, Mr. Budd was involved in making private investments in various industries. Previously, from July 1978 to October 1993, Mr. Budd was founder and chief executive officer of Command Business Systems, a developer of business software products. Earlier in his career, Mr. Budd held marketing and sales management positions at Unisys, Nixdorf, Tymshare, and Prime Computer.

T.  Richard  Hutt
-----------------

Mr. Hutt was elected to the Board of Directors on October 27, 1998. In August, 1998, Mr. Hutt became a Vice President and the Secretary of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark and Intermark's securityholders. A co-founder of Intermark, from October 1995 to the present Mr. Hutt has served as Vice President of Sales and Secretary of Intermark. From September 1992 to September 1995, Mr. Hutt was distribution sales manager for Strategic Marketing Partners, a leading national software and technology marketing firm. Previously, he was in the communications and mini-computer industry with TRW where he formed the Canadian subsidiary as vice president of sales. He moved to TRW's Redondo Beach headquarters and managed the western division until Fujitsu acquired the business unit. Before joining TRW, he was with NCR's financial sales division in Canada. Prior to that he managed the VAR division at Wang Laboratories. Moving to Matsushita, he played a key role in the development of the distribution channel for their Panasonic products.

Robert  Orbach
--------------

Mr. Orbach was appointed to the Board of Directors in January, 2000. Mr. Orbach is the founder and president of Orbach, Inc., providing high level consulting and advisory services for PC hardware and software companies, regarding acquisitions and strategic partnering as well as marketing, and has served in that capacity since May 1990. In addition, Mr. Orbach is on the Board of Directors of Midisoft and In10city. Mr. Orbach previously served as a member of Board of Directors from October 27, 1998 to November 15, 1999.



EXECUTIVE  COMPENSATION.

The following table sets forth compensation received by the Company's Chief Executive Officer and by each of the persons who were, for the fiscal year ended December 31, 2000, the other four most highly compensated executive officers of the Company whose total compensation during that year exceeded $100,000 (the Named Officers), for the three fiscal years ended December 31, 2000 or for the shorter period during which the Named Officer was compensated by the Company.



                                       SUMMARY  COMPENSATION  TABLE

                                                             LONG-TERM  COMPENSATION
                                                         ------------------------------
                                ANNUAL  COMPENSATION              AWARDS         PAYOUTS
                          ------------------------------  ---------------------  -------


NAME AND                                                 RESTRICTED SECURITIES
PRINCIPAL                                 OTHER ANNUAL     STOCK    UNDERLYING   LTIP    ALL OTHER
POSITION            YEAR  SALARY   BONUS COMPENSATION(1)  AWARD(S)  OPTIONS(#)  PAYOUTS COMPENSATION
------------------- ----  ------   ----- --------------- ---------- ----------- ------- ------------

Thomas C. Hemingway 2000  $146,250                                    300,000            $300,000
  CEO               1999  $150,000                                    250,000            $350,000
                    1998  $88,789                                    292,500                 -

James H. Budd       2000  $135,417                                    270,000                -
  Vice President    1999  $115,000                                        -                  -
                    1998  $52,868                                    117,000                 -

T. Richard Hutt     2000  $124,745                                    270,000                -
  Vice President    1999  $115,000                                        -                  -
                    1998  $64,281                                    117,000                 -

Robert B. Way       2000  $111,271                                    180,000                -
  Vice President    1999  $82,500                                    250,000            $234,500

Donald C. Watters   2000  $140,410                                    300,000            $582,571
   Former President 1999  $112,500                                    700,000            $530,000

David P. Noyes      2000  $127,962                                    240,000            $977,819
  Former CFO        1999  $116,894                                    500,000            $337,067

(1) Perquisite and other personal benefits did not for any Named Officer in the aggregate equal or exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported in this table for such person.


EXECUTIVE  EMPLOYMENT  AGREEMENTS

The Company has an employment agreement with each Executive Officer listed below. The terms of those employment agreements are summarized in the following table:




                     CURRENT  BASE  OPTION      OTHER         BENEFITS  DUE  ON


NAME                 COMPENSATION   GRANT       BENEFITS      TERMINATION
-------------------  ------------   --------   -------------  ----------------------------------

Thomas C. Hemingway     $150,000    250,000     Any           If he is terminated by the Company
  CEO                               at $1.00    benefits      without cause, he is paid an amount
                                    each,       for other     equal to 12 months' base salary and
                                    fully       officers,     all other benefits and perquisites
                                    vested      and 3 weeks   continue for 12 months and
                                                vacation      the Company will be
                                                per year      required  to repurchase
                                                              all his stock and options
                                                              at the 30-day average market price.

James H. Budd          $130,000                 Any           If he is terminated by the Company
  Vice President                                benefits      without cause, he is paid an amount
                                                for other     equal to 3 months' base salary and
                                                officers,     all other benefits and perquisites
                                                and 2 weeks   continue for 3 months and all stock
                                                vacation      options held by him vest and
                                                per year      become exercisable.

T. Richard Hutt        $130,000                 Any           If he is terminated by the Company
  Vice President                                benefits      without cause, he is paid an amount
                                                for other     equal to 3 months' base salary and, all
                                                officers      other benefits and perquisites
                                                and 2 weeks   continue for 3 months and all stock
                                                vacation      options held by him vest and
                                                per year      become exercisable.

Robert Way             $130,000   250,000       Any           If he is terminated by the Company
  Vice President                  at $1.00      benefits      without cause, he is paid an amount
                                  each, fully   for other     equal to 3 months' base salary and
                                  vested        officers,     all other benefits and perquisites
                                                and 3 weeks   continue for 3 months and all stock
                                                vacation      options held by him vest and  become
                                                per year      exercisable.


OPTION  GRANTS  DURING  FISCAL  2000

The following table sets forth information on all grants of stock options during the fiscal year ended December 31, 2000, to Named Officers:



                                    OPTION  GRANTS  TABLE
                             OPTION  GRANTS  IN  FISCAL  YEAR  2000

                                     INDIVIDUAL  GRANTS
                     --------------------------------------------------
                                  %  OF  TOTAL
                      NUMBER  OF    OPTIONS
                     SECURITIES    GRANTED  TO
                     UNDERLYING    EMPLOYEES    EXERCISE
                      OPTIONS      IN  FISCAL    PRICE     EXPIRATION
NAME                  GRANTED       YEAR(1)    ($/SHARE)     DATE(2)


------------------------------------------------------------------------

Thomas C. Hemingway    300,000        12.2%      $3.63     Jul 2010

James H. Budd          270,000        11.0%      $3.63     Jul 2010

T. Richard Hutt        270,000        11.0%      $3.63     Jul 2010

Robert B. Way          180,000         7.3%      $3.63     Jul 2010

Donald C. Watters      300,000        12.2%      $3.63     Jul 2010

David P. Noyes         240,000         9.7%      $3.63     Jul 2010

(1) Options to purchase an aggregate of 2,465,000 shares of common stock were granted by the Company to employees, including the Named Officers, during the fiscal year ended December 31, 2000. Subsequently, a total of 525,000 options expired or were voided.

(2) Options held by the Named Officers have a term of 5 and 10 years, subject to earlier termination in certain events related to termination of employment.




                                       18
OPTION  EXERCISES  IN  FISCAL  2000  AND  YEAR-END  OPTION  VALUES

The following table sets forth information concerning stock options which were exercised during, or held at the end of, fiscal 2000 by the Named Officers:





                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                  AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER  OF
                                                 SECURITIES  UNDERLYING      VALUE  OF  UNEXERCISED
                                                  UNEXERCISED  OPTIONS       IN-THE-MONEY  OPTIONS
                       SHARES         VALUE       AT  FISCAL YEAR END(#)    AT FISCAL YEAR END($)(1)
                     ACQUIRED ON    REALIZED   -----------------------------------------------------
NAME                  EXERCISE       ($)(1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE


----------------------------------------------------------------------------------------------------

 Thomas C. Hemingway       -            -          842,500          -       $17,550            -
 James H. Budd             -            -          387,000          -        $7,020            -
 T. Richard Hutt         9,415      $55,978        376,932          -        $6,416            -
 Robert B. Way             -            -          449,427          -        $  -              -
 Donald C. Watters     639,655      $582,571       348,568          -       $11,112            -
 David P. Noyes        441,379      $977,819       240,000          -        $  -              -


(1) Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise or base price of in-the-money options. The value of options is based on the closing sale price for the Company's common stock as of December 31, 2000 as reported on the OTC Bulletin Board, which was $1.00, minus the exercise price.

COMPENSATION  OF  DIRECTORS

The Company's non-employee Directors are not currently compensated for attendance at Board of Directors meetings. Non-employee directors have been granted, on an ad hoc basis, stock options upon being appointed to the Board. The Company granted to each of the three non-employee directors options to purchase 25,000 shares of common stock in the year-ended December 31, 2000. The Company may adopt a formal director compensation plan in the future. All of the Directors are reimbursed for their expenses for each Board and committee meeting attended.


EMPLOYEE  COMPENSATION

We  do  not  yet  have  a  compensation   committee  that  approves  or  offers
recommendations  on  compensation  for  our  employees.


LEGAL  PROCEEDINGS

We are involved in several lawsuits in the normal course of business and all amounts for exposure to these lawsuits have been recorded in our financial statements except as noted below.

On May 18, 1999, a complaint was filed against the Company in the Sonoma County Superior Court, State of California. The complaint alleged that we owed, based on a theory of successor liability, $84,801.40 for damages resulting from a lease between the plaintiff and SoftKat, Inc., and a judgment obtained against SoftKat for unpaid rent. We filed an answer denying that we were obligated to pay any of these claims and we opposed any attempt to impose successor liability. At trial, the court rendered a judgment, subject to appeal, in favor of eSynch. The appeal period has not yet expired.

In September, 1999, a lawsuit was filed by C-Group in United States District Court, District of Maryland, against Intermark seeking $99,110 for goods that were claimed to be purchased by Intermark. In October, 1999, the plaintiff amended the complaint and reduced the amount it is seeking to $81,326. Discovery proceedings are currently underway and the Company intends to vigorously defend its position.

In June 2000, the Company was named as a co-defendant along with its landlord, Bixby Land Company, in a lawsuit filed by Terry Murphy, a former employee, in California Superior Court, County of Orange, claiming unspecified damages resulting from an accident that occurred at the Company's leased offices. Subsequently, Bixby filed a cross-complaint against the Company related to the lawsuit seeking indemnity, equitable contribution and declaratory relief. The Company`s insurance carriers are defending the claims against the Company.

On January 11, 2001, the Company was named as defendant in a lawsuit filed by Post Modern Edit, LLC, in California Superior Court, County of Los Angeles, seeking damages of not less than $50,000 for breach of a confidentiality agreement, breach of contract, and other claims related to a proposed but unconsummated acquisition by the Company of Post Modern Edit. The Company's outside litigation counsel is reviewing the lawsuit and an appropriate response will be timely filed.


CERTAIN  TRANSACTIONS

On April 1, 1999, the Company acquired Kiss Software Corporation, a California corporation (Kissco). Donald C. Watters, Jr. was a major shareholder of Kissco and received in that acquisition 381,270 shares of Common Stock, and the Company also assumed a Kissco option entitling Mr. Watters to acquire 48,568 shares of Common Stock at a price of $ 2.11 per share. Robert B. Way was also a shareholder of Kissco and received in the acquisition 32,430 shares of Common Stock, and the Company also assumed a Kissco option entitling Mr. Way to acquire 19,427 shares of Common Stock at $2.11 per share.

On September 30, 1999, the Company acquired Oxford Media Corporation, a Delaware corporation, for 450,000 shares of the Company's Common Stock. Oxford Media Corporation was controlled by Mr. Norton Garfinkle. In addition, for consulting services and services as a director of the Company, Mr. Garfinkle received warrants to purchase 450,000 shares of Common Stock.

In March 2000, the Company filed a Registration Statement on Form S-8 for the purpose of registering a Reoffer Prospectus associated with certain Stock Option Agreements, Warrants, and Consulting Agreements. Certain executive Officers and Directors plus two unrelated parties were named as Selling Stockholders. The Company registered 505,700 shares, 300,000 shares and 18,000 shares related to Stock Options, Warrants, and Consulting Agreements, respectively.

On March 1, 2000, the Company entered into a License Agreement with Garfinkle Limited Partnership II, of which Norton Garfinkle, a director and shareholder of the Company, is a Partner. The License Agreement grants the Company the use of two patents for use in the video-on-demand segment of the Company's business. As consideration for the grant of license, Garfinkle Limited Partnership II was given a warrant for 950,000 shares of the Company's common stock plus the Company will pay a royalty of five percent of the gross revenue paid by end users as a result of the use of the Patents.

On June 14, 2000, the Company borrowed $450,000 from Norton Garfinkle, a director and shareholder, evidenced by an unsecured note bearing interest at eight percent and due on demand. On January 10, 2001, the Company renegotiated the terms of the terms of the note requiring Mr. Garfinkle to deliver to the Company a written notice at least 20 days prior to demand for repayment. In consideration of the change in payment terms, the Company issued to Mr. Garfinkle a warrant to purchase 250,000 shares of the Company's common stock.

On August 28, 2000, the Company loaned Thomas Hemingway, Chairman and Chief Executive Officer, and a director of the Company, the sum of $500,000 evidenced by a promissory note bearing interest at ten percent per annum, due and payable on February 24, 2001. As of the date hereof, $300,000 plus accrued interest remains outstanding, of which $300,000 was recorded in the Company's accounting records as income to Mr. Hemingway for the year-ended December 31, 2000.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and NASDAQ. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

The  Company  has  been  registered  pursuant  to  Section  12 of the Securities
Exchange Act of 1934 since September 23, 1990 and, by reason thereof, all officers, directors and 10% or more shareholders of the Company became obligated to file Forms 3, 4 and 5, describing the ownership of securities in the Company and any changes thereto, as they may apply, since that date. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and representations made to the Company, no other reports were required, during and with respect to the fiscal year ended December 31, 2000 and all Reporting Persons have complied with all filing requirements applicable to them

           AUTHORIZATION  OF  INCREASE  OF  SHARES  AUTHORIZED  FOR  ISSUANCE

INTRODUCTION

Under the resolution passed by a majority of the shareholders, the Company agrees to amend the Corporation's Certificate of Incorporation, as amended, to increase the aggregate number of shares authorized for issuance from 50,000,000 shares to 400,000,000 shares.

REASONS  FOR  APPROVING  THE  INCREASE  OF  SHARES  AUTHORIZED  FOR  ISSUANCE

The purpose for the increase of shares authorized for issuance the Corporation is the following: The Company is competing in a dynamic and rapidly evolving technology marketplace where the competitive pressures are very high and companies with access to capital and with the flexibility to acquire emerging technologies or synergistic businesses have greater opportunities for corporate growth. To take advantage of these opportunities the Corporation needs an adequate supply of authorized unissued shares available for use primarily in connection with corporate acquisitions, raising additional capital for operations, and granting shares to key employees to retain and award their services to the Company.

GENERAL  EFFECT  ON  THE  COMPANY

The additional shares which the Board would be authorized to issue upon approval of the proposed Resolution, if so affirmed, would have a dilutive effect upon the percentage of our equity owned by present stockholders. The issuance of the additional shares might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that we have never paid dividends on shares of our Common Stock and we do not intend to pay any cash dividends in the foreseeable future. We instead intend to retain earnings, if any, for investment and use in business operations.

                                    EXHIBIT A

                               ESYNCH CORPORATION


NOTICE PUSUANT TO SECTION 228 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

TO:  ALL  STOCKHOLDERS

1. PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of eSYNCH CORPORATION, by written consent dated January 30, 2002 have duly adopted the following resolution:

    "a resolution approving an amendment to the Corporation's Certificate of Incorporation, as amended, to increase the aggregate number of shares authorized for issuance from 50,000,000 shares to 250,000,000 shares.




DATE:  February  11,  2002


BY:  /S/  Thomas  Hemingway
      ---------------------
        Thomas  Hemingway
        Chairman  and  Chief  Executive  Officer


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